Exhibit 5.1

[Letterhead of Seward & Kissel LLP]

Eagle Bulk Shipping Inc.                                                                                                March 2, 2009
477 Madison Avenue
New York, NY 10022

                       Re:          Eagle Bulk Shipping Inc.

 Ladies and Gentlemen:

We have acted as counsel to eagle Bulk Shipping Inc. (the “Company”) and each of the Company's subsidiaries listed in Schedule I hereto (collectively, the "Additional Registrants") in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 2, 2009, as thereafter amended or supplemented, with respect to the public offering by the Company and the Additional Registrant's (the “Offering”) of up to an aggregate of $500,000,000 of securities which may include common shares, preferred shares, debt securities, guarantees, warrants, purchase contracts and units (the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company, the Additional Registrants  and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company and the Additional Registrants, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

Under the laws of the Republic of the Marshall Islands and the Republic of Liberia, the Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is limited to the law of the State of New York and the Federal law of the United States of America and the laws of the Republic of the Marshall Islands and of the Republic of Liberia as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

  Very truly yours,

   /s/ Seward & Kissel LLP

971450

Schedule I - Additional Registrants

Agali Shipping S.A.
Anemi Maritime Services S.A.
Avlona Shipping S.A.
Besra Shipping LLC
Cardinal Shipping LLC
Cernicalo Shipping LLC
Condor Shipping LLC
Crested Eagle Shipping LLC
Crowned Eagle Shipping LLC
Delfini Shipping S.A.
Drosato Shipping S.A.
Eagle Bulk (Delaware) LLC
Eagle Shipping International (USA) LLC
Falcon Shipping LLC
Fountana Shipping S.A.
Fulmar Shipping LLC
Golden Eagle Shipping LLC
Goldeneye Shipping LLC
Goshawk Shipping LLC
Griffon Shipping LLC
Harrier Shipping LLC
Hawk Shipping LLC
Heron Shipping LLC
Imperial Eagle Shipping LLC
Jaeger Shipping LLC
Kampia Shipping S.A.
Kestrel Shipping LLC
Kite Shipping LLC
Kittiwake Shipping LLC
Kofina Shipping S.A.
Marmaro Shipping S.A.
Merlin Shipping LLC
Mesta Shipping S.A.
Mylos Shipping S.A.
Nagos Shipping S.A.
Nenita Shipping S.A.
Olympi Shipping S.A.
Oriole Shipping LLC
Osprey Shipping LLC
Pelineo Shipping S.A.
Peregrine Shipping LLC
Petrel Shipping LLC
Puffin Shipping LLC
Pyrgi Shipping S.A.
Rahi Shipping S.A.
Raptor Shipping LLC
Redwing Shipping LLC
Roadrunner Shipping LLC
Robin Shipping LLC
Saker Shipping LLC
Sandpiper Shipping LLC
Shrike Shipping LLC
Sirikari Shipping S.A.
Skua Shipping LLC
Snipe Shipping LLC
Sparrow Shipping LLC
Sparrowhawk Shipping LLC
Spilia Shipping S.A.
Stellar Eagle Shipping LLC
Swift Shipping LLC
Tern Shipping LLC
Woodstar Shipping LLC
Wren Shipping LLC

971450